UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 6, 2007
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(f) On March 6, 2007, the Compensation Committee of the Board of Directors of Kaiser Aluminum Corporation (the “Company”) approved the cash amounts earned under the Company’s 2006 Short-Term Incentive Plan (the “2006 STI Plan”) for performance during the fiscal year ended December 31, 2006 by each of the Company’s executive officers (collectively, the “Named Executive Officers”) named in the summary compensation table for 2006 set forth in the Company’s Registration Statement on Form S-1 (Registration No. 333-137623), as amended at the time it became effective on January 25, 2006 (the “Registration Statement”), and the related final prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission on January 29, 2006. Such summary compensation table did not reflect earnings under the 2006 STI Plan because such earnings were not calculable when the Registration Statement became effective or when the Prospectus was filed. The table below sets forth earnings under the 2006 STI Plan and a new total compensation figure for 2006 reflecting such earnings for each Named Executive Officer (other than Kerry A. Shiba, the Company’s former Vice President and Chief Financial Officer who resigned effective January 23, 2006 and did not participate in the 2006 STI Plan).

Name and principal position	Year	Bonus	Total
Jack A. Hockema President, Chief Executive Officer and Chairman of the Board	2006	$825,490	$5,054,056

Joseph P. Bellino Executive Vice President and Chief Financial Officer	2006	$288,892	$653,529

John Barneson Senior Vice President and Chief Administrative Officer	2006	$208,003	$1,368,253

John M. Donnan Vice President, Secretary and General Counsel	2006	$193,145	$916,096	(1)

Daniel D. Maddox Vice President and Controller	2006	$123,811	$816,605	(1)

(1)	Does not reflect negative changes during 2006 in the actuarial present value of the accumulated benefit under a pension plan previously maintained by the Company of $(603) for Mr. Donnan and $(256) for Mr. Maddox.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Vice President, Secretary and General Counsel

Date: March 9, 2007